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                                                               Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated March 5, 2001 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), included in this Form 10-KSB in the previously filed Registration Statement of TeraGlobal Communications Corp on Form S-8 (File No. 333-79685, effective May 28, 1999).


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 30, 2001